UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  May 16, 2018

DPW HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Newport CA 92663
 (Address of principal executive offices) (Zip Code)

(510) 657-2635
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2018, DPW Holdings, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreements (the “Agreement”) with certain investors (the “Investors”) for the sale and issuance of up to$6,000,000 in consideration of which it issued  an aggregate of 7,691,775 shares (the “Shares”) of the Company’s Class A common stock (the “Common Stock”), and five-year warrants (the “Warrants”) to purchase such number of shares of Common Stock equal to the Shares purchased by the Investors (collectively, the “Warrant Shares”). Each Investor shall receive such number of Shares equal to such Investor’s subscription amount divided by $0.78 (the “Per Share Purchase Price”). In addition, pursuant to the terms of the Agreement, an Investor may elect, in lieu of cash consideration, to surrender promissory notes issued to them by the Company as consideration for the Shares and Warrant Shares.

The Shares, the Warrants and the Warrant Shares are issuable pursuant to the Company’s registration statement filed with the Securities and Exchange Commission (File No. 333-222132) which became effective on January 11, 2018.

Subject to the terms and conditions set forth in the Agreement, the total number of Shares and Warrant Shares issued and issuable on the date of the closing (the “Closing Date”) pursuant to the Agreement, and all other documents or agreements executed in connection with the transactions contemplated thereunder, did not exceed 19.99% of the Company’s outstanding shares of Common Stock as of the date of the Agreement.

In accordance with the Agreement, no later than the fifth (5th) Trading Day following the Closing Date, the Company intends to continue to issue shares of Common Stock pursuant to the Company’s at-the-market equity distribution agreement with H.C. Wainwright & Co., LLC (“ATM”) provided that the gross sales price made pursuant to the ATM is at or above 110% of the Per Share Purchase Price.

Description of the Warrants

The Warrants entitle the holders to purchase shares of the Company’s common stock for a period of five years subject to certain beneficial ownership limitations. The Warrants consist of Series A Warrants and Series B Warrants. The Series A Warrants entitle the holders to purchase an aggregate of 1,922,944 Warrant Shares and are immediately exercisable. The Series B Warrants entitle the holders to purchase an aggregate of 5,768,831 Warrant Shares and are exercisable six (6) months from the Closing Date. The Warrants have an exercise price of $0.94 per share, subject to adjustment for customary stock splits, stock dividends, combinations or similar events. The Warrants may be exercised on a cashless basis if at the applicable time the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing descriptions of the Agreement and Warrants do not purport to be complete and are qualified in their entirety by reference to the Agreement and Warrants which are annexed hereto as Exhibits 10.1, 4.1, and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The Agreement has been included to provide investors and stockholders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The Agreement contains representations and warranties that the parties to the Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Agreement.  Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Agreement (or such other date as specified therein) and are modified in important part by the underlying disclosure schedules.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The Shares and the Warrant Shares described in this Current Report on Form 8-K were offered and sold to the Investor in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933 and, as applicable, Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Exhibits and Financial Statements.

(d)           Exhibits:

Exhibit No.	Description

4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
10.1	Securities Purchase Agreement, dated as of May 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: May 16, 2018	/s/ Milton C. Ault, III
Milton C. Ault, III Chief Executive Officer